UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54372	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Industrial Income Trust Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders on June 25, 2014 (the “Annual Meeting”). Of the 207,962,576 shares of common stock issued and outstanding as of the record date, 105,543,902 shares of common stock (approximately 51%) were present or represented by proxy at the Annual Meeting. At the Annual Meeting, the Company’s stockholders (1) elected the five nominees listed below to serve as directors until the 2015 annual meeting of stockholders and until their respective successors are duly elected and qualify, and (2) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The voting results are as follows:

1. Election of five directors to serve on the board of directors of the Company until the 2015 annual meeting of stockholders and until their respective successors are duly elected and qualify:

Director Nominee	For	Against	Withheld
Evan H. Zucker	58,078,860	495,388	3,218,592
Dwight L. Merriman III	57,998,283	543,344	3,251,213
Marshall M. Burton	58,160,965	471,201	3,160,674
Charles B. Duke	58,110,428	496,530	3,185,882
Stanley A. Moore	58,019,411	568,277	3,205,152

The Company received 43,751,062 broker non-votes for each of the five director nominees. Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker holding shares of the Company’s common stock for a beneficial owner is present at the meeting, in person or by proxy, and entitled to vote, but does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. A broker non-vote is not an indication of how the beneficial owner would have voted; it simply means that the beneficial owner did not instruct the broker as to how to vote his or her shares.

2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

For	Against	Withheld
102,227,817	420,712	2,895,373

The Company did not receive any broker non-votes for this proposal because the brokers had discretionary voting power with respect to this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

June 26, 2014	By:	/s/ THOMAS G. MCGONAGLE
	Name:	Thomas G. McGonagle
	Title:	Chief Financial Officer

3